As filed with the Securities and Exchange Commission on September 30, 2010

                           File No. 333-167667

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  to the

                                 FORM S-1/A
                             (Amendment No. 5)

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      Innovative Product Opportunities Inc.
                 (Name of small business issuer in its charter)

       Delaware                      7389                    42-1770123
(State of other         (Primary Standard Industrial       (IRS Employer
   jurisdiction           Classification Code Number)    Identification Number)
  of incorporation)
                              730 Gana Court
                              Mississauga, Ontario
                              Canada L5S 1P1
                              (347) 789-7131

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Doug Clark, President
                              730 Gana Court
                              Mississauga, Ontario
                               Canada L5S 1P1
                                (347) 789-7131

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                        Copies of communications to:

                           Peter J. Gennuso, Esq.
                           Gersten Savage LLP
                      600 Lexington Avenue, 9th Floor
                            New York, NY 10022
                       phone (212) 752-9700 x 9437

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer []                      Accelerated filer         []

Non-accelerated filer   []                      Smaller Reporting Company [x]

(Do not check if a smaller reporting company)



                       CALCULATION OF REGISTRATION FEE

Title of each| Amount of    | Proposed maximum| Proposed maximum| Amount of
class of     | shares to be | offering price  | Aggregate       | registration
securities to| registered(1)| per share (2)   | offering price  | fee
be registered|              |                 |                 |
-------------------------------------------------------------------------------
Common stock,|              |                 |                 |
to be sold by|              |                 |                 |
existing     |   10,000,000 |     $0.10       |     $1,000,000  |   $71.30
shareholders |              |                 |                 |
-------------------------------------------------------------------------------
Common Stock,|              |                 |                 |
held in      |              |                 |                 |
trust, to be |              |                 |                 |
distributed  |              |                 |                 |
to Metro One |   1,000,000  |       n/a       |         n/a     |      n/a
Development, |              |                 |                 |
Inc.         |              |                 |                 |
shareholders |              |                 |                 |
-------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.


(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THESE SECURITIES MAY
NOT BE SOLD UNTIL THAT REGISTRATION STATEMENT BECOMES EFFECTIVE.   THIS
PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 PRELIMINARY PROSPECTUS

                         SUBJECT TO COMPLETION SEPTEMBER 30, 2010

                         INNOVATIVE PRODUCT OPPORTUNITIES, INC.

                        OFFERING UP TO 11,000,000 COMMON SHARES

This prospectus relates to the sale or distribution of up to 11,000,000 shares of our common Stock. 10,000,000 shares may be sold by several selling stockholders. 1,000,000 shares will also be distributed, without receipt of payment, pursuant to a trust held for the benefit of shareholders of Metro One Development, Inc. after the registration statement filed with the Securities and Exchange Commission is declared effective and the shares quoted on the Over-the-Counter Bulletin Board. All costs associated with this registration will be borne by us.

This is our initial public offering. The shares of our common stock are not currently traded.

                             ____________________

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE
              SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

                    SEE "RISK FACTORS" BEGINNING ON PAGE 6.
                             ____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The selling stockholders will sell at a price of $0.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders will receive all net proceeds of the offering. We must find a market maker that will file an application on our behalf in order for us to be quoted on the Over-the-Counter Bulletin Board and there are no guarantees that we will find a market maker.

The information in this prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. BEFORE PURCHASING ANY OF THE COMMON SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS"


The date of this Prospectus is September __, 2010.

                                TABLE OF CONTENTS


TABLE OF CONTENTS

                                                                           Page

Prospectus Summary............................................................5

Risk Factors..................................................................6

Cautionary Statement Concerning Forward-Looking Statements...................12

Use of Proceeds..............................................................12

Dilution.....................................................................12

Determination of Offering Price..............................................13

Selling Security Holders.....................................................14

Plan of Distribution.........................................................16

Description of Securities to be Registered...................................17

Interests of Named Experts and Counsel.......................................18

Description of Business......................................................18

Description of Property......................................................20

Legal Proceedings............................................................20

Market Price of and Dividends on Common Equity
  and Related Stockholder Matters............................................21

Financial Statements...................................................F1 - F22

 Management's Discussion and Analysis of Financial
  Condition and Results of Operations........................................22

Changes in and Disagreements with Accountants on
   Accounting and Financial Disclosure.......................................24

Quantitative and Qualitative Disclosures About Market Risk...................25

Directors, Executive Officers, Promoters and Control Persons.................25

Executive Compensation.......................................................26

Security Ownership of Certain Beneficial Owners and Management...............27

Transactions with Related Persons, Promoters and Certain Control Persons.....28

Director Independence........................................................28

Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities.................................................28

                    INNOVATIVE PRODUCT OPPORTUNITIES INC.

                             PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

ABOUT US

We are a development stage enterprise incorporated under the laws of the State of Delaware on April 3, 2009. Our headquarters are located at 730 Gana Court Mississauga, Ontario Canada L5S 1P1. Our phone number is 347-789-7131. Our website can be found at www.innovativeproductopportunities.com. The information on our website is not a part of this prospectus.

Our business is to be a service only product development firm to meet the needs of new and emerging product ideas available for sale today and in the future. Our Certified Engineering Technicians can participate in the creation of products, from hand sketches and design through prototyping and construction. We offer project management to assist our client to produce finished parts ready to market in numerous industries including, but not limited to, consumer and household goods, office products, furniture, and toys. We believe that we will be able to deliver a complete solution to startup and development stage companies.

Our business plan does not include engaging in, and we currently have no plans to engage in, a merger or acquisition with any other company, entity or person.

This is our initial public offering. There is not currently a market for our common stock. We cannot guarantee our shares will be quoted on the Over-the-Counter Bulletin Board as our stock has not been approved for trading on the Over-the-Counter Bulletin Board as of the date of this prospectus. We cannot determine if an active market will develop for our common stock. Additionally, we cannot determine or predict the price at which our common stock would initially trade. The selling stockholders will sell at a price of $0.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. 1,000,000 shares will also be distributed, without receipt of payment, pursuant to a trust held for the benefit of shareholders of Metro One Development, Inc. after the registration statement filed with the Securities and Exchange Commission is declared effective and our common stock is traded on the Over-the-Counter Bulletin Board. In order to be quoted on the OTCBB we must find a market maker that will file an application on our behalf, there are no guarantees that we will find a market maker.

SALES BY OUR SELLING STOCKHOLDERS

This prospectus relates to the sale of up to 11,000,000 shares of our common stock. 10,000,000 shares may be sold by several selling stockholders. 1,000,000 shares will also be distributed, without receipt of payment, pursuant to a trust held for the benefit of shareholders of Metro One Development, Inc. after the registration statement filed with the Securities and Exchange Commission is declared effective and our common stock is traded on the Over-the-Counter Bulletin Board. We cannot guarantee our shares will be quoted on the Over-the-Counter Bulletin Board as our stock has not been approved for trading on the Over-the-Counter Bulletin Board as of the date of this prospectus.

The Offering

Common stock outstanding as      31,000,000 shares,
of September 30, 2010            par value $0.0001 per share

Common stock offered             11,000,000 shares

Use of proceeds                  We will not receive any proceeds from the
                                 sale by the selling stockholders of our
                                 common stock or shares distributed by the trust.

Symbol for our common stock      Our common stock is not currently traded.

SUMMARY OF SELECTED FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Innovative Product's financial statements audited by De Joya Griffith & Company, LLC for the period from inception (April 3, 2009) through December 31, 2009 and from our unaudited interim financial statements for the three and six month periods ended June 30, 2010 and for the cumulative period from inception
(April 3, 2009) through June 30, 2009 and 2010. The data should be read in conjunction with the financial statements and the related notes thereto, as well as the "Management's Discussion and Plan of Operations" included elsewhere in this prospectus.

                              Financial Data Summary

                           Statements of Operations Data

                                                         From          From
                                                       inception     inception
                                                      (April 3,     (April 3,
                         For the three   For the six        2009)        2009)
                          months ended   months ended    through     through
                              June 30,      June 30,     June 30,    June 30,
                                2010          2010         2009        2010
                             ---------    ----------   ---------    ---------
                            (Unaudited)   (Unaudited)  (Unaudited)  (Unaudited)

Total Revenues              $   21,000   $    21,000   $      --    $  21,000
                            ----------    ----------   ----------   ---------
Organizational, Consulting and
  Professional Expenses        110,000       110,000       2,000      112,000
                            ----------    ----------   ----------   ---------
Total Expenses                 110,000       110,000       2,000      112,000
                            ----------    ----------   ---------   ----------
Net operating loss             (89,000)      (89,000)     (2,000)     (91,000)
                            ----------     ----------   ---------   ---------
Gain on accounts receivable
  settlement                   336,000       336,000          --      336,000
                             ----------    ----------  ----------  ----------
Income (loss) before taxes     247,000       247,000      (2,000)     245,000

Provision for income taxes      85,750        85,750          --       85,750
                             ----------    ----------  ----------  ----------
Net income (loss)              161,250       161,250      (2,000)     159,250
                             ==========    =========   ==========  ==========

Basic and diluted net
  income per common share   $     0.01   $      0.01      $ 0.00
                            ==========    ==========   ==========
Weighted average number
  of common shares outstanding
  - basic and diluted       25,681,324    22,856,359   20,000,000
                            ==========    ==========  ===========

                                                         As at        As at
                                                       June 30,    December 31,
Balance Sheet Data                                          2010           2009
                                                      ------------ ------------
                                                       (Unaudited)   (Audited)
Working Capital                                       $   735,350   $       0
                                                      ============  ===========
Total Assets                                          $ 1,071,000   $       0
                                                      ============  ===========
Total Liabilities                                     $   335,650   $       0
                                                      ============  ===========
Stockholders' Equity                                  $   735,350   $       0
                                                      ============  ===========

                                 RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information included in this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment. The trading price of our common stock, when our stock in fact trades, could decline due to any of these risks, and you could lose all or a part of your investment. We cannot assure any investor that we will successfully address these risks. Prospective investors should carefully consider the following risk factors:

RISKS RELATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE ENTERPRISE THAT LACKS ANY OPERATING HISTORY OR REVENUES AND WE MAY NEVER GENERATE REVENUES OR BECOME PROFITABLE.

We are a development stage enterprise without financial resources and an operating history on which an investor can base its assessment of our business plan. We expect to incur losses in the foreseeable future due to significant costs associated with our business startup and development, including costs associated with our on-going operations. Our operations may never generate sufficient revenues to fund our continuing operations and we may never generate positive cash flow from our operations. Further, we may not attain or sustain profitability in any future period. If we do not successfully develop our business, you may lose all or part of your investment.


IF WE FAIL TO SUCCESSFULLY MANAGE OUR NEW PRODUCT DEVELOPMENT OR NEW PRODUCT MARKET EXPANSION, OR IF WE FAIL TO ANTICIPATE THE ISSUES ASSOCIATED WITH SUCH DEVELOPMENT OR EXPANSION, OUR BUSINESS MAY SUFFER.

We have not completed development on any product. Our ability to anticipate and manage a variety of issues associated with any new product development or market expansion, such as:

  * difficulties faced in design for manufacturing;

  * market acceptance;

  * effective management of inventory levels in line with anticipated product demand; and

  * quality problems or other defects in the early stages of product introduction that were not anticipated in the design of those products.

Our business may suffer if we fail to successfully anticipate and manage these issues associated with product development and market expansion and you may lose all or part of your investment.


OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Currently, we do not have any material assets, nor do we have operations or a source of revenue sufficient to cover our operational costs and allow us to continue as a going concern. Since our inception on April 3, 2009 though June 30, 2010, we have retained earnings accumulated during the development stage of $159,250. We will depend upon the raising of additional capital through placement of our common stock in order to implement our business plan. We are currently funding our initial operations by way of loans from our Chief Executive Officer and through the issuance of common stock in exchange for services. Accordingly, these factors raise substantial doubt as to our ability to continue as a going concern.

CURRENT DECLINING GENERAL ECONOMIC OR BUSINESS CONDITIONS MAY HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

Our current and future business plans depend, in large part, on the overall state of the economy. Concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining real estate market in the U.S. have contributed to increased volatility and diminished expectations for the global economy and expectations of slower global economic growth going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated a global economic slowdown. If the economic climate does not improve or continues to deteriorate, it could have a material adverse effect on our ability to implement our business plan.


IF WE ARE UNABLE TO OBTAIN ADDITIONAL FINANCING, WE MAY NOT BE ABLE TO FULFILL OUR BUSINESS PLAN.

We require substantial funds to further develop and implement our business plan. Over the next 12 months we expect to expend approximately $20,000 in cash for legal, accounting and related services. To meet our future obligations, from time to time, we may need to issue debt or shares of our common stock or other equity instruments such as warrants. However, we may not be able to obtain additional financing when needed, or if available, such financing may not be on commercially reasonable terms. If we are unable to obtain financing when needed, we may be forced to curtail our planned development, which would negatively affect the value of your investment.


WE CURRENTLY HAVE ONLY ONE CUSTOMER AND IF WE CANNOT ATTRACT MORE CUSTOMERS WE WILL NOT GENERATE REVENUES AND OUR BUSINESS WILL FAIL.

As of September 30, 2010, we have had only one customer. We may not be able to successfully attract other customers and in the event that we do attract customers, we may not be able to maintain such customers and as a result, we will not generate revenues and our business will fail. If our business fails, you will lose all or part of your investment.

OUR ORIGINAL SHAREHOLDERS HAVE CONTROL OVER OUR POLICIES AND AFFAIRS AND THEY MAY TAKE CORPORATE ACTIONS THAT COULD NEGATIVELY IMPACT OUR BUSINESS AND STOCK PRICE.

Our original shareholders own approximately 64.5% of our voting securities. The original shareholders will control our policies and affairs and all corporate actions requiring shareholder approval, including the election of directors. Additionally, these holdings may delay, deter or prevent transactions, such as mergers or tender offers, that would otherwise benefit investors.


WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR PLANNED GROWTH, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS AND COULD RESULT IN INCREASING COSTS AS WELL AS A DECREASE IN OUR STOCK PRICE.

We intend to establish a customer base and develop new products for them.
To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base to meet new opportunities. Because of the registration of our securities, we are subject to reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources. If we cannot effectively manage our growth, our business may be harmed.

IF WE LOSE THE RESEARCH AND DEVELOPMENT SKILLS AND MANUFACTURING CAPABILITIES OF OUR FOUNDER, OUR ABILITY TO ATTAIN PROFITABILITY MAY BE IMPEDED AND IF WE DO NOT ATTAIN PROFITABILITY, OUR STOCK PRICE MAY DECREASE AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

Doug Clark founded our Company. He invested the necessary start-up costs from his personal finances and he is our Certified Engineering Technician. In addition, Mr. Clark has relationships with key suppliers. These relationships with suppliers afford us access to valuable resources that help ensure product availability on time that is competitively priced. Our success depends in large part upon Mr. Clark 's contacts in this industry. If we were to lose the benefit of his services, our ability to obtain materials at an affordable price would be adversely effected which would have a negative impact on our operations. We presently have no employment agreement with Mr. Clark.

WE WILL INCUR INCREASED COSTS AND DEMANDS UPON MANAGEMENT AS A RESULT OF COMPLYING WITH THE LAWS AND REGULATIONS AFFECTING PUBLIC COMPANIES, WHICH COULD HARM OUR OPERATING RESULTS.

As a public company, we will incur significant additional legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also will incur costs associated with corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission ("SEC"). The expenses incurred by reporting companies for reporting and corporate governance purposes have increased dramatically in recent years. We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are unable to currently estimate these costs with any degree of certainty. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage previously available. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers. Currently we do not have a system of checks and balances in place covering our financial operations and investors will bear the economic risk associated with the lack of such oversight.

BECAUSE WE DO NOT HAVE AN AUDIT COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON THE DIRECTORS, WHO ARE NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

TO DATE WE HAVE NOT GENERATED REVENUES FROM OPERATIONS AND WE MAY HAVE ADDITIONAL CAPITAL REQUIREMENTS TO CONTINUE OUR OPERATIONS BUT THEY MIGHT NOT BE AVAILABLE TO US ON FAVORABLE TERMS OR AT ALL, AND IF UNAVAILABLE OUR ABILITY TO RUN OUR BUSINESS WILL BE IMPAIRED.

We have limited working capital. As a result, it may be impossible to expand our operations. If we are unable to generate sufficient revenues to cover operating expenses or raise additional funds after the twelve months or during the twelve months should we determine to undertake additional projects, outside of our current business plan, we will be unlikely to expand our business operations. We currently have no other plans or arrangements to raise capital for our business except for this Offering.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

A TRADING MARKET MAY NOT DEVELOP FOR OUR COMMON STOCK AND YOU MAY FIND IT DIFFICULT OR IMPOSSIBLE TO SELL YOUR SHARES FOR THE FORESEEABLE FUTURE.

Our common stock does not currently trade in any market or exchange. As of September 30, 2010, we had only 12 shareholders. This number of shareholders will not be sufficient to build a trading market and we may not sufficiently expand our number of shareholders for the foreseeable future. We intend to list our shares on the Over-the-Counter Bulletin Board but we may not be successful in making that listing. If a trading market does not develop for our common stock, you may find it difficult or impossible to sell your shares.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR SECURITIES DIFFICULT WHICH MAY MAKE OUR STOCK LESS LIQUID AND MAKE IT HARDER FOR INVESTORS TO BUY AND SELL OUR SHARES.

Trading in our securities is subject to the SEC's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.


IF OUR STOCK DOES TRADE IN A MARKET OR EXCHANGE, OUR STOCK PRICE MAY BE VOLATILE, AND YOU MAY NOT BE ABLE TO RESELL SHARES OF OUR COMMON STOCK AT OR ABOVE THE PRICE YOU PAID.

Prior to this offering, our common stock has not been traded in a public market. We cannot predict the extent to which a trading market will develop or how liquid that market might become. Additionally, we are not selling shares in this offering. The selling stockholders will sell their shares at such prices and such times as they determine. It is possible that they may not sell their shares at all. The selling stockholders will sell at a price of $0.10 per share until the shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We intend to seek a market maker to file an application for quotation on the Over-the-Counter Bulletin Board but we may not be successful. The trading price of our common stock following this offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

      - Quarterly variations in our results of operations or those of our competitors.

      - Announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments.

      - The emergence of new sales channels in which we are unable to compete effectively.

      - Our ability to develop and market new and enhanced products on a timely basis.

      - Commencement of, or our involvement in, litigation.

      - Any major change in our board or management.

      - General economic conditions and slow or negative growth of related markets.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.


WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK WHICH WOULD REDUCE INVESTORS' PERCENTAGE OF OWNERSHIP, DECREASE THE VALUE OF INVESTORS' INVESTMENT AND MAY DILUTE OUR SHARE VALUE.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock. In the past, we have been able to pay for some of the services we require through the issuance of our common stock. We may continue to compensate our consultants and other staff with common stock in order to preserve our cash for other uses. The future issuance of authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the common stock held by our investors, may decrease the value of our investors' investment and might have an adverse effect on any trading market for our common stock, if one ever exists.


WE DO NOT PLAN TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE, AND, AS A RESULT, STOCKHOLDERS WILL NEED TO SELL SHARES TO REALIZE A RETURN ON THEIR INVESTMENT.

We have not declared or paid any cash dividends on its capital stock since inception. We intend to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any. If no market develops for the common shares in the future investors would lose their entire investment.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We intend to have a market maker apply for quotation to the Over-the-Counter Bulletin Board. Assuming that we are successful in finding a market maker to submit for quotation of our stock, of which there can be no assurance, our securities will likely be subject to the penny stock rules, which apply generally to equity securities with a price of less than $5.00 per share, other than securities registered on certain national exchanges or quoted on the NASDAQ system. The penny stock rules reduce the level of trading activity and the secondary market for a security that becomes subject to the penny stock rules. Therefore, investors in this Offering may find it more difficult to sell their Shares.


CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our "Risk Factor" section and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.


                                USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering.


                                   DILUTION

We are not issuing new common shares in this offering, therefore existing stockholders' ownership will not be diluted. If we raise money by means of an offering of our common stock at a later time, each of our stockholders' ownership interest in our Company would be proportionately reduced. None of our stockholders have any pre-emptive rights to acquire additional shares of our common stock or other securities.

                        DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at a price of $0.10 per share until the shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The price of the shares being offered, until such shares are quoted on the Over-the-Counter Bulletin Board, was arbitrarily determined. This price bears no relationship whatsoever to our assets, earnings, book value, or other criteria of value.

In order to be quoted on the OTCBB we must find a market maker that will file an application on our behalf, there are no guarantees that we will find a market maker. Even if we find a market maker which files an application on our behalf, there is no guarantee that: (i) the application will be accepted;
(ii) our stock will become quoted; or (iii) a market for our stock will develop.

                            SELLING SECURITY HOLDERS

Based upon information available to us as of September 30, 2010, the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.


Name and Address         Ownership  Number of   Number of Shares   Percentage
of Beneficial Owner      Before     Shares      Owned After        Owned After
                         Offering   Offered     Offering(1)        Offering (2)
--------------------------------------------------------------------------------

Nadav Elituv (3)         1,000,000   1,000,000         -0-             0%
53 Theodore Pl.
Thornhill, Ontario
Canada L4J 8E4

The Cellular             1,000,000   1,000,000         -0-             0%
Connection Ltd. (4)
P.O. Box 562
Richmond Hill, Ontario
Canada L4B 4R6

Bradley Southam (5)      1,000,000   1,000,000         -0-             0%
139 Bayne Cresent
Cambridge Ontario
Canada N1T 1K5

Evan Schwartzberg (6)    1,000,000   1,000,000         -0-             0%
85 Corstate Ave
unit #1
Concord, Ontario
Canada L4K 4Y2

Brett W. Gold (7)        1,000,000   1,000,000         -0-             0%
60 Sutton Place SP #6DN
New York, NY  10022

Al Kau (8)               1,000,000   1,000,000         -0-             0%
33671 Chula Vista
Monarch Beach,
CA 92629

Larry Burke (9)          1,000,000   1,000,000         -0-             0%
126 Rose Park Drive
Toronto, Ontario
Canada M4T 1R5

Aaron Shrira (10)        1,000,000   1,000,000         -0-             0%
226 North Wetherly Drive
Beverily Hills Ca. 90211

Danielle Goose (11)      1,000,000   1,000,000         -0-             0%
62 Castlewood Road
North York Ontario
Canada M5M 2L2

William Reil (12)        1,000,000   1,000,000         -0-             0%
23 Nassau Dr
Grimsby, ON
L3M 3A3

Metro One                1,000,000   1,000,000         -0-             0%
Development,
Inc. (13) in Trust
85 Corstate Ave
unit #1
Concord, Ontario
Canada L4K 4Y2

                        ----------  ----------
Total                   11,000,000  11,000,000

(1) These numbers assume the selling stockholders sell all of their shares prior to the completion of the offering.

(2) Based on 31,000,000 shares outstanding as of September 30, 2010.

(3) We are registering 1,000,000 shares of common stock that we issued to Nadav Elituv on May 14, 2010 in exchange for software development services related to interactive displays valued at $10,000.

(4) We are registering 1,000,000 shares of common stock that we issued to The Cellular Connection, Ltd. on May 14, 2010 in exchange for business development services related to going public valued at $10,000. Stuart Turk, as the principal owner of The Cellular Connection, Ltd., has voting and dispositive control over these shares. The Cellular Connection Ltd is not a broker-dealer and is not an affiliate of a broker-dealer.

(5) We are registering 1,000,000 shares of common stock that we issued to Bradley Southam on May 14, 2010 in exchange for graphic arts development services related to interactive displays valued at $10,000.

(6) We are registering 1,000,000 shares of common stock that we issued to Evan Schwartzberg on May 14, 2010 in exchange for accounting and bookkeeping services valued at $10,000.

(7) We are registering 1,000,000 shares of common stock that we issued to Brett W. Gold on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

(8) We are registering 1,000,000 shares of common stock that we issued to Al Kau on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

(9) We are registering 1,000,000 shares of common stock that we issued to Larry Burke on May 14, 2010 in exchange for design and technical services related to potential customer usage valued at $10,000.

(10) We are registering 1,000,000 shares of common stock that we issued to Aaron Shrira on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

(11) We are registering 1,000,000 shares of common stock that we issued to Danielle Goose on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

(12) We are registering 1,000,000 shares of common stock that we issued to William Reil on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

(13) We are registering 1,000,000 shares of common stock that we issued to Metro One Development, Inc. in trust on May 14, 2010 in exchange for technical knowledge on its interactive displays valued at $10,000.

                                PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

     - in transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

     - in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

     - at a price of $0.10 per share for the duration of the offering or until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices;

     -  in negotiated transactions;

     -  in a combination of such methods of sale; or

     -  any other method permitted by law.


The selling stockholders may affect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

    - engage in any stabilization activity in connection with any of the shares;

    - bid for or purchase any of the shares or any rights to acquire the shares,

    - attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

    - effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities
Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities
Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.


1,000,000 shares will also be distributed, without receipt of payment, pursuant to a trust held for the benefit of shareholders of Metro One Development, Inc. Pursuant to the terms of the trust, distribution of the shares by the Trustee is conditioned upon the Securities and Exchange Commission declaring this registration statement effective, and the shares becoming quoted and free trading on the OTCBB. The trust shall cease to exist upon the distribution of the shares to the shareholders of Metro One Development, Inc. These beneficiaries shall receive distributions consistent with their pro rata ownership of Metro One Development, Inc. common stock as of the date our shares are traded on the Over-the-Counter Bulletin Board. In order to be quoted on the OTCBB we must find a market maker that will file an application on our behalf, there are no guarantees that we will find a market maker. Even if we find a market maker which files an application on our behalf, there is no guarantee that: (i) the application will be accepted; (ii) our stock will become quoted; or (iii) a market for our stock will develop.

The selling stockholders provided services and commitments for services in various areas including market trends, graphic design, logo design, web design, product direction samples and exposure among others. Our business plan is a fluid document and process that is constantly evolving to meet demands. We are currently ready to proceed once proper funding from the public market is available.


DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation authorize us to issue 500,000,000 shares of common stock, par value $0.0001 per share.

Miscellaneous Rights and Provisions. There are no preemptive rights, subscription rights, or redemption provisions relating to the shares and none of the shares carries any liability for further calls.

Dividends. Holders of shares are entitled to receive dividends in cash, property or shares when and if the Board of Directors declares dividends out of funds legally available therefore.

Voting. A quorum for any meeting of shareholders is a majority of shares then issued and outstanding and entitled to be voted at the meeting. Holders of shares are entitled to one vote, either in person or by proxy, per share.

Liquidation, dissolution, winding up. Upon our liquidation, dissolution or winding up, any assets will be distributed to the holders of shares after payment or provision for payment of all our debts, obligations or liabilities.

INTEREST OF NAMED EXPERTS AND COUNSEL


Gersten Savage LLP has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus with Gersten Savage LLP's consent.

DeJoya Griffith & Company, LLC of Henderson, NV, have audited our financial statements for the periods ended December 31, 2009, March 31, 2010 and since inception (April 3, 2009) to March 31, 2010, and presented its audit report dated June 17, 2010, regarding such audit which is included with this prospectus with DeJoya Griffith & Company's consent as experts in accounting and auditing.

No expert or counsel within the meaning of those terms under Item 509 of Regulation S-B will receive a direct or indirect interest in our Company or was a promoter, underwriter, voting trustee, director, officer, or employee of our Company. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

DESCRIPTION OF BUSINESS

HISTORY

We incorporated in the State of Delaware on April 3, 2009 and commenced business, as Innovative Product Opportunities Inc.

OUR BUSINESS

Our business is to be a service only product development firm to meet the needs of new and emerging product ideas available for sale today and in the future. Our Certified Engineering Technicians can participate in the creation of products, from hand sketches and design through prototyping and construction. We offer project management to assist our client to produce finished parts ready to market in numerous industries including, but not limited to, consumer and household goods, office products, furniture, and toys. We believe that we will be able to deliver a complete solution to startup and development stage companies.

We have utilized the services of our selling shareholders and have started the implementation of our business plan. Some of our selling shareholders have provided us with the necessary information and beta versions of gesture based software, graphic art concepts for the development of our first customers design of a new interactive displays concept.

Our business plan does not include engaging in, and we currently have no plans to engage in, a merger or acquisition with any other company, entity or person.

RESEARCH AND DEVELOPMENT

We have not spent any funds on research and development activities since our inception on April 3, 2009.


EMPLOYEES

As of September 30, 2010, we had three employees. All three employees are part-time. We believe that our relations with our employees are good.

CUSTOMERS

We intend to market our services via trade and industry publications to attract clients from industries including, but not limited to, consumer and household goods, office products, furniture, and toys. In general, the clients to whom we market our services also can design and produce their products themselves or direct through our contacts.

We currently have one customer who has engaged our services for the design and possible product sourcing for a detailed interactive electronic touch screen display housing.

WHOLESALE OPERATIONS

We currently do not have any wholesale operations. As we develop potential clients we will offer to wholesale their products in bulk to contacts in North America and the Orient and we will develop these contacts as it suits the potential client requirements.


COMPETITION

We compete with other designers who offer one or more services competitive with the service we intend to sell. Our principal means of competition are our quality, reliability, and value-added services, including industry contacts and know how

The product development industry is competitive, characterized by the frequent introduction of new products and includes numerous domestic and foreign competitors, some of which are substantially larger and have greater financial and other resources than we do. We compete principally on the basis of offering quality products at competitive prices and providing high quality customer service. Our competition includes:

*  Ross + Doell
*  Lore Product Design
*  SZID Design
*  C3 Design


PRODUCT DEVELOPMENT

We have received technical knowledge from Metro One Development Inc., an interactive out of home media company giving the consumer more control over their media experience and creating highly entertaining branding displays that respond to the physical movements of the consumer. They are sharing their knowledge on interactive displays they have developed in an effort for us to provide them with new touch screen display housing. Among the information provided by Metro One was technical knowledge and parameters relating to inferred light sources required, for the software to recognize the touch and gesture user interface. This knowledge of the inferred light, software and electronic details will allow us to attract new clients developing similar electronic products. We do not intend to develop any products until we raise additional funding.

MANUFACTURING AND PRODUCT SOURCING

Most supplies used in the manufacturing process are readily available from any number of local and international suppliers, at competitive prices. Delivery of product will vary depending on source and quantity required.

We have not identified or retained any suppliers or vendors. we rely on the performance and cooperation of independent suppliers and vendors of raw materials whose services are and will be a material part of our designs. We rely on these subcontractors to manufacture components for our designs that are all based on purchase orders, which the subcontractors can accept or reject. The role any of the multitude of suppliers will play in our business depends on the type of and needs of any potential product design we create and will be a fluid list sourced and created on an as needed basis. We have many contacts in many industries that we rely on for technical expertise when required. This could be a simple catalogue or in depth engineering resources depending on the project. We do not have any agreements in place with any potential supplier.

REPORTS TO SECURITY HOLDERS

This registration statement, including all exhibits, and other materials we file with the Securities and Exchange Commission, may be inspected without charge, and copies of these materials may also be obtained upon the payment of prescribed fees, at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Copies of all of our filings with the Commission may be viewed on the SEC's Internet web site at http://www.sec.gov.

For so long as we are a reporting company, we will be required to file annual reports with the SEC, containing audited financial statements. However, unless we register our common stock under Section 12(g) of the Exchange Act, we will not be required to deliver an annual report containing audited financial statements to security holders. We currently have no plans to register our common stock under Section 12(g) of the Exchange Act. If we are not required to deliver an annual report to security holders, we do not intend to voluntarily deliver annual reports to security holders containing audited financial statements.


DESCRIPTION OF PROPERTY

On September 1, 2010 we moved into a shared office in Mississauga, Ontario. The premises are rented on a month to month basis at a rental rate of $250 per month.


LEGAL PROCEEDINGS

We may be involved from time to time in ordinary litigation, negotiation and settlement matters that will not have a material effect on our operations or finances. We are not aware of any pending or threatened litigation against us or our officers and directors in their capacity as such that could have a material impact on our operations or finances.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, no established public trading market exists for our securities. We have issued 31,000,000 shares of common stock since our inception on April 3, 2009. All of these shares were restricted when issued. We intend to register 11,000,000 of these shares in this registration statement for sale by the selling security holders. We have no common equity subject to outstanding purchase options or warrants.

We cannot guarantee that a trading market for our common stock will ever develop or, if a market does develop, that it will continue.


NUMBER OF STOCKHOLDERS

The number of record holders of our common stock as of September 30, 2010 was approximately 12, not including nominees of beneficial owners.

DIVIDEND POLICY

We have not paid dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.



SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We have not adopted any compensation plan under which equity securities are authorized for issuance.

                             FINANCIAL STATEMENTS

Innovative Product Opportunities, Inc.
(A Development Stage Enterprise)
BALANCE SHEETS
                                                                    (Restated -
                                                                        Note 6)
                                                        June 30,   December 31,
                                                           2010           2009
                                                     (unaudited)      (audited)
                                                     ------------  ------------
ASSETS

Current assets
        Cash                                         $        --   $        --
        Investment securities available-for-sale, at
        fair value                                     1,071,000            --
                                                     ------------  ------------
                Total current assets                   1,071,000            --
                                                     ------------  ------------

Total assets                                         $ 1,071,000   $        --
                                                     ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
        Income taxes payable                         $    85,750   $        --
        Deferred income taxes                            249,900            --
                                                     -----------   ------------
                Total current liabilities                335,650            --
                                                     ------------  ------------
Total liabilities                                        335,650            --
                                                     ------------  ------------

Stockholders' equity
        Preferred stock; $0.001 par value;
          1,000,000 shares authorized,
             -0- issued and outstanding                       --            --

        Common stock; $0.0001 par value;
          500,000,000 shares authorized,
             31,000,000 shares and 20,000,000 shares
             issued and outstanding as of June 30,2010
             and December 31, 2009, respectively           3,100         2,000

        Additional paid-in-capital                       108,900            --

        Accumulated other comprehensive income           464,100            --

        Retained earnings (deficit)
          accumulated during development stage           159,250        (2,000)
                                                     ------------  ------------
                Total stockholders' equity               735,350            --
                                                     ------------  ------------
Total liabilities and stockholders' equity           $ 1,071,000   $        --
                                                     ============  ============

The accompanying footnotes are an integral part of these financial statements.

                                                                             F1

Innovative Product Opportunities, Inc.
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
                                                                    (Restated -
                                                                       Note 6)
                                                          From          From
                          (Restated -    (Restated -    inception     inception
                             Note 6)       Note 6)       (April 3,    (April 3,
                          For the three   For the six        2009)        2009)
                           months ended   months ended    through     through
                               June 30,      June 30,     June 30,    June 30,
                                 2010          2010         2009        2010
                              ---------    ----------   ---------    ---------

Sales                        $   21,000   $    21,000   $      --    $  21,000
Cost of sales                        --            --          --           --
                             ----------    ----------  ----------    ---------
  Gross profit                   21,000        21,000          --       21,000
                             ----------    ----------  ----------    ---------
Operating expenses
  General and administrative    110,000       110,000       2,000      112,000
                             ----------    ----------   ----------   ---------
 Total expenses                 110,000       110,000       2,000      112,000
                             ----------    ----------   ---------   ----------
Net operating loss              (89,000)      (89,000)     (2,000)     (91,000)
                             ----------     ----------   ---------   ---------
Other income
  Gain on accounts receivable
  settlement                    336,000       336,000          --      336,000
                              ----------    ----------  ----------  ----------
 Total other income             336,000       336,000          --      336,000
                              ----------    ----------  ----------  ----------
Income (loss) before taxes      247,000       247,000      (2,000)     245,000

Provision for income taxes       85,750        85,750          --       85,750
                              ----------    ----------  ----------  ----------
Net income (loss)               161,250       161,250      (2,000)     159,250

Other comprehensive income,
  net of tax  Net unrealized
  gain on investment
  securities, available for
  sale, net of tax of
  $249,900                      464,100       464,100          --      464,100
                              ----------    ----------  ----------  ----------
Comprehensive income        $   625,350   $   625,350   $  (2,000)  $  623,350
                             ==========    ==========   ==========  ==========

Basic and diluted net
  income per common share   $      0.01   $      0.01      $ 0.00
                            ===========    ==========   ==========
Weighted average number
  of common shares outstanding
  - basic and diluted        25,681,324    22,856,359   20,000,000
                             ==========    ==========  ===========

The accompanying footnotes are an integral part of these financial statements.

                                                                             F2

Innovative Product Opportunities Inc.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
From Inception (April 3, 2009) to June 30, 2010
(Unaudited)



                                                                         Retained   (Restated -
                                                                         Earnings     Note 6)
                                                                        (Deficit)   Accumulated
                                                                        Accumulated    Other
                                                            Additional    During      Compre-      Total
                    Preferred Stock       Common Stock        Paid-in   Development   hensive   Stockholders'
                   Shares     Amount    Shares      Amount     Capital     Stage      Income       Equity
               ----------  ---------- ----------  ---------  ---------  ---------  -----------  ---------

Balance,
 April 3, 2009        --     $   --           --  $      --  $      --  $      --    $     --   $       --

Common stock issued
 to founder, $0.0001
  per share,
   April 3, 2009      --         --   20,000,000      2,000         --         --          --        2,000


Net loss              --         --           --         --         --     (2,000)         --       (2,000)
                ---------  --------- -----------  ---------  ---------  ---------- -----------  -----------
Balance
 December 31, 2009    --         --   20,000,000      2,000         --     (2,000)         --           --

Common stock issued
 For services         --         --   11,000,000      1,100    108,900         --          --      110,000

Net income            --         --           --         --         --    161,250          --      161,250

Net unrealized
gain on investment
securities available-
for-sale, net of tax
of $249,900           --         --           --         --         --         --     464,100      464,100

                 ---------  -------- -----------  ---------  ---------  ---------- -----------  -----------
Balance
 June 30, 2010        --     $   --   31,000,000  $   3,100  $ 108,900  $  159,250  $ 464,100   $  735,350
                 =========  ======== ===========  =========  =========  ========== ===========  ===========




The accompanying footnotes are an integral part of these financial statements.

                                                                             F3

Innovative Product Opportunities, Inc.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS
(Unaudited)
                                                        From          From
                                                     inception     inception
                                                      (April 3,     (April 3,
                                       For the six      2009)         2009)
                                       months ended   through       through
                                         June 30,     June 30,      June 30,
                                           2010         2009          2010
                                        -----------  -----------  ------------
Cash flows from operating activities
  Net income (loss)                    $    161,250  $    (2,000)  $   159,250
  Adjustments to reconcile net loss
    to cash used in operating activities
       Stock issued to founder                   --        2,000         2,000
       Stock issued for services            110,000           --       110,000
       Settlement of accounts receivable
         in shares of common stock of
         Metro One Development, Inc.        (21,000)          --       (21,000)
       Gain on accounts receivable
         settlement                        (336,000)          --      (336,000)
  Change in operating assets and liabilities
       Increase in income tax payable        85,750           --        85,750
                                       ------------  -----------  ------------
  Net cash used in operating
  activities                                     --           --            --
                                       ------------  -----------  ------------
Cash flow from financing activities              --           --            --
                                       ------------  -----------  ------------
Cash flow from investing activities              --           --            --
                                       ------------  -----------  ------------
Net change in cash                               --           --            --

Cash, beginning of the period                    --           --            --
                                       ------------   ----------  ------------
Cash, end of the period                $         --  $        --  $         --
                                       ============  ===========  ============


The accompanying footnotes are an integral part of these financial statements.

                                                                             F4

Innovative Product Opportunities Inc.
(A Development Stage Enterprise)
(Unaudited)

NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Innovative Product Opportunities, Inc. (the "Company" or "Innovative") was incorporated on April 3, 2009 in the State of Delaware and established a fiscal year end of December 31. The Company is a development stage enterprise organized to provide product development to meet the needs of new and emerging product ideas available for sale today. The Company is currently in the development stage as defined in Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") 915. All activities of the Company to date relate to its organization and share issuances.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements present the balance sheets, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has retained earnings (deficit) accumulated during development stage at June 30, 2010 and December 31, 2009 of $159,250 and $(2,000), respectively. The retained earnings at June 30, 2010 of $159,250 is a result of a realized gain on settlement of accounts receivable of $336,000 upon receipt of 21,000,000 shares of common stock of Metro One Development, Inc. and similar gains are not likely to recur in the future. The Company will be dependent upon the raising of additional capital through placement of its common stock in order to implement its business plan. There can be no assurance that the Company will be successful in this situation. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might result from this uncertainty. The Company is funding its initial operations by way of loans from its Chief Executive Officer. The Company's officers and directors have committed to advancing certain operating costs of the Company.

                                                                             F5

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

INVESTMENT SECURITIES

Equity securities are classified as available for sale and are stated at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of tax. All available for sale securities are classified as current assets as they are available to support the Company's current operating needs in the next 12 months. Realized gains and losses on the sale of investment securities are recognized at the settlement date using the specific identification method and are included in the statements of operations.

In accordance with ASC 320-10, "Investments-Debt and Equity Securities," the Company evaluates its securities portfolio for other-than-temporary impairment ("OTTI") throughout the year. Each investment that has a fair value less than the book value is reviewed on a quarterly basis by Management. Management considers at a minimum the following factors that, both individually or in combination, could indicate that the decline is other-than-temporary: (a) the Company has the intent to sell the security; (b) it is more likely than not that it will be required to sell the security before recovery; and (c) the Company does not expect to recover the entire amortized cost basis of the security. Among the factors that are considered in determining intent is a review of capital adequacy, interest rate risk profile and liquidity at the Corporation. An impairment charge is recorded against individual securities if the review described above concludes that the decline in value is other-than-temporary.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with ASC
Topic 605 - Revenue Recognition. Under Topic 605, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. The Company generally recognizes revenue at the time of delivery of goods. Sales are reflected net of discounts and estimated returns. Amounts billed to customers for shipping and handling are recorded as sales revenues. Costs incurred for shipping and handling are included in cost of sales.

The Company recognizes revenue from services when persuasive evidence of an arrangement exists; the sales price is determinable; and the resulting receivable is reasonably assured. If we receive a payment in respect of services prior to the time the contract is consummated, we recognize this as an advance from a customer until such time the contract is finalized, it becomes revenue to the extent the services are rendered.

INCOME TAXES

The Company accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("FASB ASC") 740, Income Taxes. Under the assets and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

NET LOSS PER SHARE

Basic net income (loss) per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

                                                                             F6

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with FASB ASC 830, Foreign Currency Matters, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations.


STOCK-BASED COMPENSATION

The Company measures stock-based compensation at the grant date based on the fair value of the award and recognizes stock-based compensation expense over the requisite service period.

The Company also grants awards to non-employees and determines the fair value of such stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty's performance is completed.

The Company has not adopted a stock option plan and has not granted any stock options.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of FASB ASC 820, Fair Value Measurements and Disclosures, and FASB ASC 825, Financial Instruments, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.
FASB ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The statement establishes market or observable inputs as the preferred sources of values, followed by assumptions based on hypothetical transactions in the absence of market inputs. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1 - Quoted prices in active markets for identical assets and liabilities.

Level 2 - Quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar instruments in markets that are not active and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 - Significant inputs to the valuation model are unobservable.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.


                                                                             F7

Investment securities available-for-sale comprise of 21,000,000 shares of common stock of Metro One Development, Inc. (`Metro One`) The fair value of Metro One shares of $1,071,000 is based on its quoted price on June 30, 2010 of $0.06 per share adjusted for a 15% lack of liquidity discount since the Metro One shares issued are unregistered securities and the length of time to liquidation these shares have in relation to the lack of trading volume. Metro One is a listed company with its common stock trading on Other Over-the-Counter. Metro One shares are classified as Level 3 in the fair value hierarchy.


Innovative on May 3, 2010 invoiced Metro One for consulting services valued at $21,000. On May 3, 2010, for payment of these consulting services, Metro One agreed to issue 21,000,000 restricted shares of its common stock to Innovative. The value of the Metro One shares is valued based on its closing price of $0.02 per share on May 3, 2010 adjusted for a 15% liquidity discount since the Metro One shares issued are unregistered securities.

The unrealized gain in Metro One shares of $464,100 ($714,000 pre-tax unrealized gain less deferred income tax expense of $249,900) during the period ended June 30, 2010 is recorded as other comprehensive income in the statements of operations and comprehensive income.

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2009, the FASB issued Accounting Standards Update (ASU) No. 2009-05, "Measuring Liabilities at Fair Value" (codified within ASC 820 - Fair Value Measurements and Disclosures). ASU 2009-05 amends the fair value and measurement topic to provide guidance on the fair value measurement of liabilities. ASU 2009-05 is effective for interim and annual periods beginning after August 26, 2009. The adoption of ASU 2009-05 did not have a material impact on our financial position, results of operations or cash flows.

In October 2009, the FASB issued ASU No. 2009-13, "Multiple Deliverable Revenue Arrangements - a consensus of the FASB Emerging Issues Task Force" (codified within ASC Topic 605). ASU 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit.
ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The adoption of ASU 2009-13 did not have a material impact on our financial position, results of operations or cash flows.

In October 2009, the FASB issued ASU 2009-15, "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing". ASU 2009-15 amends the accounting and reporting guidance for debt (and certain preferred stock) with specific conversion features or other options. ASU 2009-15 is effective for fiscal years beginning on or after December 15, 2009. The adoption of ASU 2009-15 did not have a material impact on our financial position, results of operations or cash flows.

In December 2009, the FASB issued ASU 2009-17, "Consolidations (Topic 810)
- - - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities". ASU 2009-17 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controller through voting (or similar rights) should be consolidated. ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. ASU 2009-17 is effective at the start of a reporting entity's first fiscal year beginning after November 15, 2009, or January 1, 2010, for a calendar year entity. Early adoption is not permitted. The adoption of ASU 2009-17 did not have a material impact on our financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU 2010-01, "Equity (Topic 505) -
Accounting for Distributions to Shareholders with Components of Stock and Cash". ASU 2010-01 clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or shares with a potential limitation on the amount of cash that all shareholders can elect to receive is considered a share issuance. ASU 2010-01 is effective for interim and annual periods ending on or after December 15, 2009 and should be applied on a retrospective basis. The adoption of ASU 2010-01 did not have a material impact on our financial position, results of operations or cash flows.
                                                                             F8

In January 2010, the FASB issued ASU 2010-02, "Consolidation (Topic 810)
- Accounting and Reporting for Decreases in Ownership of a Subsidiary - A Scope Clarification". ASU 2010-02 clarifies the scope of the decrease in ownership provisions of Subtopic 810 and expands the disclosure requirements about deconsolidation of a subsidiary or de-recognition of a group of assets. ASU 2010-02 is effective beginning in the first interim of annual reporting period ending on or after December 15, 2009. The amendments in ASU 2010-02 must be applied retrospectively to the first period that an entity adopted SFAS 160. The adoption of ASU 2010-02 did not have a material impact on our financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU No. 2010-06, "Improving Disclosures about Fair Value Measurements" (codified within ASC 820 -Fair Value Measurements and Disclosures). ASU 2010-06 improves disclosures originally required under SFAS No. 157. ASU 2010-16 is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those years. The adoption of ASU 2010-06 did not have a material impact on our financial position, results of operations or cash flows.

In March 2010, the FASB issued ASU No. 2010-11, "Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives" (codified within ASC 815 - Derivatives and Hedging). ASU 2010-11 improves disclosures originally required under SFAS No. 161. ASU 2010-11 is effective for interim and annual periods beginning after June 15, 2010. The adoption of ASU 2010-11 is not expected to have any material impact on our financial position, results of operations or cash flows.

In April 2010, the FASB issued ASU No. 2010-17, "Revenue Recognition - Milestone Method (Topic 605): Milestone Method of Revenue Recognition" (codified within ASC 605 - Revenue Recognition). ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. ASU 2010-17 is effective for interim and annual periods beginning after June 15, 2010. The adoption of ASU 2010-17 is not expected to have any material impact on our financial position, results of operations or cash flows.

NOTE 3 - STOCK-BASED COMPENSATION

On April 3, 2009, the Company issued 20,000,000 shares of its common stock to its founder and Chief Executive Officer at $0.0001 per share to reimburse $459 of incorporation costs and to pay $1,541 in exchange for services rendered to the Company. Total incorporation costs and services of $2,000 are recorded as general and administrative expenses in the statement of operations. The fair value of the shares was determined by management of the Company on the date of issue of the stock grant. On April 3, 2009, the shares of the Company were not trading and there were no arm's length transactions in the Company shares with an independent party. As such, a quoted market price or a recent transaction in the Company shares was not available to estimate fair value. On the date of issue of the stock grant, the Company was recently formed or in the process of being formed and possessed no assets. The fair value of the Company shares was estimated to be equal to the par value of $0.0001 per share of the Company's common stock.

                                                                             F9

The Company issued 1,000,000 shares of common stock to Nadav Elituv on May 14, 2010 in exchange for software development services related to interactive displays valued at $10,000.

The Company issued 1,000,000 shares of common stock to The Cellular Connection, Ltd. on May 14, 2010 in exchange for business development services related to going public valued at $10,000. Stuart Turk, as the principal owner of The Cellular Connection, Ltd., has voting and dispositive control over these shares.

The Company issued 1,000,000 shares of common stock to Bradley Southam on May 14, 2010 in exchange for graphic arts development services related to interactive displays valued at $10,000.

The Company issued 1,000,000 shares of common stock to Evan Schwartzberg on May 14, 2010 in exchange for accounting and bookkeeping services valued at $10,000.

The Company issued 1,000,000 shares of common stock to Brett W. Gold on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

The Company issued 1,000,000 shares of common stock to Al Kau on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

The Company issued 1,000,000 shares of common stock to Larry Burke on May 14, 2010 in exchange for design and technical services related to potential customer usage valued at $10,000.

The Company issued 1,000,000 shares of common stock to Aaron Shrira on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

The Company issued 1,000,000 shares of common stock to Danielle Goose on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

The Company issued 1,000,000 shares of common stock to William Reil on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

The Company issued 1,000,000 shares of common stock to Metro One Development, Inc. in trust on May 14, 2010 in exchange for technical knowledge on its interactive displays valued at $10,000.

On May 14, 2010, the shares of the Company were not trading and there were no arm's length transactions in the Company shares with an independent party. As such, a quoted market price or a recent transaction in the Company shares was not available to estimate fair value. As such, the Company determined the value of the consulting services on May 14, 2010 was a more reliable measure of fair value. The value of these services totaling $110,000 is recorded as general and administrative expenses in the statement of operations.

                                                                            F10

NOTE 4 - INCOME TAXES

The following table presents income before taxes and income tax expense as well as the taxes charged to shareholders equity:

                                              Six months
                                                 Ended        Period Ended
                                            June 30, 2010     June 30, 2009
                                            -------------     -------------
        Income (loss) before taxes              $ 247,000          $ (2,000)
                                              ===========      ============

        Income tax expense charged
        to income (loss) before taxes           $  85,750        $       --
                                              ===========       ===========
        Income tax charged directly to
        and netted against other
        comprehensive income                    $ 249,900        $       --
                                              ===========       ===========

A reconciliation of the expected consolidated income tax expense, computed by applying a 35% U.S. Federal corporate income tax rate to income before taxes to income tax expense is as follows:
                                              Six months
                                                 Ended         Period Ended
                                           June 30, 2010      June 30, 2009
                                             -----------       ------------
        Expected income tax expense           $   86,450        $     (700)
        Change in valuation allowance               (700)              700
                                             -----------       ------------
                                              $   85,750        $       --
                                             ===========       ============

The tax effects of temporary differences that give rise to deferred tax liabilities are as follows:
                                              Six months
                                                 Ended         Period Ended
                                           June 30, 2010       June 30, 2009
                                             -----------       ------------
        Current deferred income tax liability
         Investment securities available-for
         -sale, at fair value                  $ 249,900        $       --
                                             ===========       ============

At June 30, 2010 and 2009, the Company had available a net-operating loss carry-forward for Federal tax purposes of approximately $0 and $2,000, respectively, which may be applied against future taxable income, if any, at various times through 2029. Certain significant changes in ownership of the Company may restrict the future utilization of these tax loss carry-forwards. At June 30,2009, the Company has a deferred tax asset of $700 representing the benefit of its net operating loss carry-forward. The Company has not recognized the tax benefit because realization of the tax benefit is uncertain and thus a valuation allowance has been fully provided against the deferred tax asset.

The Company recognizes interest and penalties, if any, related to uncertain tax positions in general and administrative expenses. No interest and penalties related to uncertain tax positions were accrued at June 30, 2010 and 2009.

The tax year 2009 remains open to examination by the major taxing jurisdictions in which the Company operates. The Company expects no material changes to unrecognized tax positions within the next twelve months.


NOTE 5 - STOCKHOLDERS'  EQUITY (DEFICIT)

The Company is authorized to issue an aggregate of 500,000,000 common shares with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.001 per share. No preferred shares have been issued.

NOTE 6 - RESTATEMENT

The balance sheet as of June 30, 2010 and statement of operations and comprehensive income for the three and six months ended June 30, 2010 and from inception (April 3, 2009) through June 30, 2010 included herein were restated to reflect the effect of changes to the original accounting for the valuation of Metro One Developments Inc. common stock ('Metro One shares'). The original accounting measured the fair value based on the closing price of Metro One shares on June 30, 2010. Metro One shares were initially valued upon receipt at May 3, 2010 at the closing price adjusted for a 15% lack of liquidity discount. As the circumstances resulting in a liquidity discount at May 3, 2010 have not changed at June 30, 2010, the Company has determined that the closing price of Metro One shares should have been adjusted for a 15% lack of liquidity discount at June 30, 2010 in order to be consistent valuation methodology used at May 3, 2010.

The effect of these changes impacted the balance sheet and statement of operations and comprehensive income. These changes do not impact the cash flows of the Company. The balance sheet as of June 30, 2010 and statement of operations and comprehensive income for the three and six months ended
June 30, 2010 and from inception (April 3, 2009) through June 30, 2010 has been restated as summarized below:

                                                 As
                                             Previously                 As
                                              Reported   Adjustment   Restated
Balance Sheet as of June 30, 2010
  Investment securities available-for-sale,
    at fair value                           $1,260,000   $ 189,000  $ 1,071,000
  Deferred income taxes                     $  316,050   $  66,150  $   249,900

Statement of Operations and Comprehensive Income for the
the three and six months ended June 30, 2010 and from inception
(April 3, 2010) through June 30, 2010
  Other comprehensive income                $  586,950   $ 122,850  $   464,100



                                                                             F11

                             FINANCIAL STATEMENTS



                       DE JOYA GRIFFITH & COMPANY, LLC

                 CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS



Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders
Innovative Product Opportunities, Inc.
Henderson, NV 89052

We have audited the accompanying balance sheets of Innovative Product Opportunities, Inc. (A Development Stage Company) as of March 31, 2010 and December 31, 2009, and the related statements of operations, stockholders' deficit, and cash flows for the three months ended March 31, 2010, from inception (April 3, 2009) through December 31, 2009, and from inception (April 3, 2009) through March 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Product Opportunities, Inc. (A Development Stage Company) as of March 31, 2010 and December 31, 2009, and the related statements of operations, stockholders' deficit, and cash flows for the three months ended March 31, 2010, from inception (April 3, 2009) through December 31, 2009, and from inception (April 3, 2009) through March 31, 2010, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
June 17, 2010

                                                                             F12

Innovative Product Opportunities, Inc.
(A Development Stage Enterprise)
BALANCE SHEETS

                                                       March 31,    December 31,
                                                           2010           2009
                                                       (audited)      (audited)
                                                     ------------  ------------
ASSETS

Current assets
        Cash                                         $        --   $        --
                                                     ------------  ------------
                Total current assets                          --            --
                                                     ------------  ------------
Total assets                                         $        --   $        --
                                                     ============  ============

LIABILITIES AND STOCKHOLDER DEFICIT

Current liabilities
        Accounts payable and accrued expenses        $        --   $        --
        Due to related party                                  --            --
                                                     ------------  ------------
                Total current liabilities                     --            --
                                                     ------------  ------------
Total liabilities                                             --            --
                                                     ------------  ------------

Stockholder deficit
        Preferred stock; $0.001 par value;
          1,000,000 shares authorized,
             -0- issued and outstanding                       --            --

        Common stock; $0.0001 par value;
          500,000,000 shares authorized,
            20,000,000 issued and outstanding              2,000         2,000

        Deficit accumulated during
          development stage                               (2,000)       (2,000)
                                                     ------------  ------------
                Total stockholder deficit                     --            --
                                                     ------------  ------------
Total liabilities and stockholder deficit            $        --   $        --
                                                     ============  ============

The accompanying footnotes are an integral part of these financial statements.

                                                                             F13

Innovative Product Opportunities, Inc.
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS
(Audited)

                                                     From          From
                                                   Inception     inception
                                                   (April 3,      (April 3,
                                   For the three     2009)          2009)
                                   months ended      through       through
                                    March 31,     December 31,   March 31,
                                       2010          2009          2010
                                   ------------    ------------  ------------

Sales                              $         --   $          --  $         --
Cost of sales                                --              --            --
                                   ------------    ------------  ------------
     Gross profit                            --              --            --
                                   ------------    ------------  ------------
Operating expenses
     General and administrative              --           2,000         2,000
                                   ------------    ------------  ------------
       Total expenses                        --           2,000         2,000
                                   ------------    ------------  ------------
Net loss                           $         --    $     (2,000) $     (2,000)
                                   ============    ============  ============
Basic net loss
  per common share                 $      (0.00)  $       (0.00)
                                   ============    ============
Weighted average number
  of common shares outstanding
  - basic and diluted                20,000,000      20,000,000
                                   ============    ============

The accompanying footnotes are an integral part of these financial statements.

                                                                             F14

Innovative Product Opportunities Inc.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS' DEFICIT
From Inception (April 3, 2009)to March 31, 2010
(Audited)



                                                                         Deficit
                                                                        Accumulated
                                                            Additional    During       Total
                    Preferred Stock       Common Stock        Paid-in  Development Stockholders
                   Shares     Amount    Shares      Amount     Capital     Stage      Equity
               ----------  ---------- ----------  ---------  ---------  ---------   ----------

Balance,
 April 3, 2009        --     $   --           --  $      --  $      --  $      --   $      --

Common stock issued
 to founder, $0.0001
  per share,
   April 3, 2009      --         --   20,000,000      2,000         --         --       2,000


Net loss              --         --           --         --         --     (2,000)     (2,000)
                ---------  --------- -----------  ---------  ---------  ----------  ----------
Balance
 December 31, 2009
                      --         --   20,000,000      2,000         --     (2,000)         --

Net loss              --         --           --         --         --         --          --
                ---------  --------- -----------  ---------  ---------  ---------  -----------
Balance
 March 31, 2010       --     $   --   20,000,000  $   2,000  $      --  $  (2,000)  $      --
                =========   ======== ===========  =========  =========  ==========  ==========




The accompanying footnotes are an integral part of these financial statements.

                                                                             F15

Innovative Product Opportunities, Inc.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS
(Audited)


                                                       From          From
                                                    Inception       inception
                                                     (April 3,     (April 3,
                                                       2009)         2009)
                                      For the three
                                       months ended    through      through
                                         March 31,   December 31,  March 31,
                                           2010         2009          2010
                                        -----------  -----------  ------------
Cash flows from operating activities
  Net loss                             $         --  $    (2,000) $     (2,000)
  Adjustments to reconcile net loss
    to cash used in operating activities
       Shares issued to founder                  --        2,000         2,000
                                       ------------  -----------  ------------
  Net cash used in operating
  activities                                     --           --            --
                                       ------------  -----------  ------------
Cash flow from financing activities              --           --            --
                                       ------------  -----------  ------------
Cash flow from investing activities              --           --            --
                                       ------------  -----------  ------------
Net change in cash                               --           --            --

Cash, beginning of the period                    --           --            --
                                       ------------   ----------  ------------
Cash, end of the period                $         --  $        --  $         --
                                       ============  ===========  ============


The accompanying footnotes are an integral part of these financial statements.

                                                                             F16

Innovative Product Opportunities Inc.
(A Development Stage Enterprise)
(Audited)

NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Innovative Product Opportunities, Inc. (the "Company" or "Innovative") was incorporated on April 3, 2009 in the State of Delaware and established a fiscal year end of December 31. The Company is a development stage enterprise organized to provide product development to meet the needs of new and emerging product ideas available for sale today. The Company is currently in the development stage as defined in Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC")915. All activities of the Company to date relate to its organization and share issuances.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements present the balance sheets, statements of operations, stockholders' deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has a deficit accumulated during development stage at December 31, 2009 and March 31, 2010 of $2,000. The Company will be dependent upon the raising of additional capital through placement of its common stock in order to implement its business plan. There can be no assurance that the Company will be successful in this situation. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might result from this uncertainty. The Company is funding its initial operations by way of loans from its Chief Executive Officer.
The Company's officers and directors have committed to advancing certain operating costs of the Company.

                                                                             F17

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

INCOME TAXES

The Company accounts for income taxes in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("FASB ASC") 740, Income Taxes. Under the assets and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with FASB ASC 830, Foreign Currency Matters, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the periods presented. Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations.


                                                                             F18

STOCK-BASED COMPENSATION

The Company measures stock-based compensation at the grant date based on the fair value of the award and recognizes stock-based compensation expense over the requisite service period.

The Company also grants awards to non-employees and determines the fair value of such stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty's performance is completed.

The Company has not adopted a stock option plan and has not granted any stock options.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of FASB ASC 820, Fair Value Measurements and Disclosures, and FASB ASC 825, Financial Instruments, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB issued SFAS No. 167, -Amendments to FASB Interpretation No. 46(R) (SFAS 167) (codified within ASC 810-Consolidation). SFAS 167 amends the consolidation guidance applicable to variable interest entities and affects the overall consolidation analysis under FASB Interpretation No. 46(R).
SFAS 167 is effective for fiscal years beginning after November 15, 2009.
The adoption of SFAS 167 did not have a material impact on our financial position, results of operations or cash flows.

In August 2009, the FASB issued Accounting Standards Update (ASU) No. 2009-05, "Measuring Liabilities at Fair Value" (codified within ASC 820 - Fair Value Measurements and Disclosures). ASU 2009-05 amends the fair value and measurement topic to provide guidance on the fair value measurement of liabilities. ASU 2009-05 is effective for interim and annual periods beginning after August 26, 2009. The adoption of ASU 2009-05 did not have a material impact on our financial position, results of operations or cash flows.

In October 2009, the FASB issued ASU No. 2009-13, "Multiple Deliverable Revenue Arrangements - a consensus of the FASB Emerging Issues Task Force" (codified within ASC Topic 605). ASU 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit.
ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The adoption of ASU 2009-13 did not have a material impact on our financial position, results of operations or cash flows.

                                                                             F19

In October 2009, the FASB issued ASU 2009-15, "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing". ASU 2009-15 amends the accounting and reporting guidance for debt (and certain preferred stock) with specific conversion features or other options. ASU 2009-15 is effective for fiscal years beginning on or after December 15, 2009. The adoption of ASU 2009-15 did not have a material impact on our financial position, results of operations or cash flows.

In December 2009, the FASB issued ASU 2009-17, "Consolidations (Topic 810)
- - - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities". ASU 2009-17 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controller through voting (or similar rights) should be consolidated. ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. ASU 2009-17 is effective at the start of a reporting entity's first fiscal year beginning after November 15, 2009, or January 1, 2010, for a calendar year entity. Early adoption is not permitted. The adoption of ASU 2009-17 did not have a material impact on our financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU 2010-01, "Equity (Topic 505) - Accounting for Distributions to Shareholders with Components of Stock and Cash". ASU 2010-01 clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or shares with a potential limitation on the amount of cash that all shareholders can elect to receive is considered a share issuance. ASU 2010-01 is effective for interim and annual periods ending on or after December 15, 2009 and should be applied on a retrospective basis. The adoption of ASU 2010-01 did not have a material impact on our financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU 2010-02, "Consolidation (Topic 810)
- - - Accounting and Reporting for Decreases in Ownership of a Subsidiary - A Scope Clarification". ASU 2010-02 clarifies the scope of the decrease in ownership provisions of Subtopic 810 and expands the disclosure requirements about deconsolidation of a subsidiary or de-recognition of a group of assets
.... ASU 2010-02 is effective beginning in the first interim of annual reporting period ending on or after December 15, 2009. The amendments in ASU 2010-02 must be applied retrospectively to the first period that an entity adopted
SFAS 160. The adoption of ASU 2010-02 did not have a material impact on our financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU No. 2010-06, "Improving Disclosures about Fair Value Measurements" (codified within ASC 820 -Fair Value Measurements and Disclosures). ASU 2010-06 improves disclosures originally required under SFAS No. 157. ASU 2010-16 is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those years. The adoption of ASU 2010-06 did not have a material impact on our financial position, results of operations or cash flows.


                                                                             F20

In March 2010, the FASB issued ASU No. 2010-11, "Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives" (codified within ASC 815 - Derivatives and Hedging). ASU 2010-11 improves disclosures originally required under SFAS No. 161. ASU 2010-11 is effective for interim and annual periods beginning after June 15, 2010. The adoption of ASU 2010-11 is not expected to have any material impact on our financial position, results of operations or cash flows.

In April 2010, the FASB issued ASU No. 2010-17, "Revenue Recognition - Milestone Method (Topic 605): Milestone Method of Revenue Recognition" (codified within ASC 605 - Revenue Recognition). ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. ASU 2010-17 is effective for interim and annual periods beginning after June 15, 2010. The adoption of ASU 2010-17 is not expected to have any material impact on our financial position, results of operations or cash flows.

NOTE 3 - STOCK-BASED COMPENSATION

On April 3, 2009, the Company issued 20,000,000 shares of its common stock to its founder and Chief Executive Officer at $0.0001 per share to reimburse $459 of incorporation costs and to pay $1,541 in exchange for services rendered to the Company. Total incorporation costs and services of $2,000 are recorded as general and administrative expenses in the statement of operations.

The fair value of the shares was determined by management of the Company on the date of issue of the stock grant. On April 3, 2009, the shares of the Company were not trading and there were no arm's length transactions in the Company shares with an independent party. As such, a quoted market price or a recent transaction in the Company shares was not available to estimate fair value. On the date of issue of the stock grant, the Company was recently formed or in the process of being formed and processed no assets. The fair value of the Company shares was estimated to be equal to the par value of $0.0001 per share of the Company's common stock.

NOTE 4 - INCOME TAXES

At March 31, 2010 and December 31, 2009, the Company had available a net-operating loss carry-forward for Federal tax purposes of approximately $2,000, which may be applied against future taxable income, if any, at various times through 2029. Certain significant changes in ownership of the Company may restrict the future utilization of these tax loss carry-forwards. At March 31, 2010 and December 31, 2009, the Company has a deferred tax asset of approximately $700 representing the benefit of its net operating loss carry-forward. The Company has not recognized the tax benefit because realization of the tax benefit is uncertain and thus a valuation allowance has been fully provided against the deferred tax asset. The difference between the Federal Statutory Rate of 34% and the Company's effective tax rate of 0% is due to an increase in the valuation allowance of approximately $700 for the period ended December 31, 2009.

NOTE 5 - STOCKHOLDERS' DEFICIT

The Company is authorized to issue an aggregate of 500,000,000 common shares with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.001 per share. No preferred shares have been issued.

                                                                             F21

NOTE 6 - SUBSEQUENT EVENT

The Company issued 1,000,000 shares of common stock that we issued to Nadav Elituv on May 14, 2010 in exchange for software development services related to interactive displays valued at $10,000.

The Company issued 1,000,000 shares of common stock that we issued to The Cellular Connection, Ltd. on May 14, 2010 in exchange for business development services related to going public valued at $10,000. Stuart Turk, as the principal owner of The Cellular Connection, Ltd., has voting and dispositive control over these shares.

The Company issued 1,000,000 shares of common stock that we issued to Bradley Southam on May 14, 2010 in exchange for graphic arts development services related to interactive displays valued at $10,000.

The Company issued 1,000,000 shares of common stock that we issued to Evan Schwartzberg on May 14, 2010 in exchange for accounting and bookkeeping services valued at $10,000.

The Company issued 1,000,000 shares of common stock that we issued to Brett W. Gold on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

The Company issued 1,000,000 shares of common stock that we issued to Al Kau on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

The Company issued 1,000,000 shares of common stock that we issued to Larry Burke on May 14, 2010 in exchange for design and technical services related to potential customer usage valued at $10,000.

The Company issued 1,000,000 shares of common stock that we issued to Aaron Shrira on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

The Company issued 1,000,000 shares of common stock that we issued to Danielle Goose on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

The Company issued 1,000,000 shares of common stock that we issued to William Reil on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

The Company issued 1,000,000 shares of common stock that we issued to Metro One Development, Inc. in trust on May 14, 2010 in exchange for technical knowledge on its interactive displays valued at $10,000.

                                                                             F22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE OR PLAN OF OPERATION

INTRODUCTION

The following is a discussion of our financial condition and results of operations. To the extent that our analysis contains statements that are not of a historical nature, these statements are forward-looking statements, which involve risks and uncertainties. The following should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus.

BUSINESS OVERVIEW

We incorporated on April 3, 2009 as Innovative Product Opportunities Inc. under the laws of the State of Delaware. We are currently in the development stage. Additionally, we have not completed development of any product. We expect to incur losses in the foreseeable future due to significant costs associated with our business startup, developing our business and costs associated with on-going operations. Our business is to be a service only product development firm to meet the needs of new and emerging product ideas available for sale today and in the future. Our Certified Engineering Technicians can participate in the creation of products, from hand sketches and design through prototyping and construction. We offer project management to assist our client to produce finished parts ready to market in numerous industries including, but not limited to, consumer and household goods, office products, furniture, and toys. We believe that we will be able to deliver a complete solution to startup and development stage companies.

Our business plan does not include engaging in, and we currently have no plans to engage in, a merger or acquisition with any other company, entity or person.


MANAGEMENT'S STRATEGIC VISION

Our overall business strategy primarily rests on our ability to secure additional capital through financing activities. Initial revenues will be generated for design services and we will require minimal capital requirements. As we secure funds, we plan to attract new clients and assist them in their product development. We do not know when we will attract new clients and as a result, when, if ever, we will generate revenues. The product a client requires will be for a niche in their business and requires knowledge outside their business scope. Toy companies may not have metal stamping knowledge, but require it for their new toy. Electronics companies may not have extrusion rubber knowledge, but need it for their new electronics. Depending on the complexity of the project and process(s) required, that can take weeks to even years to complete one product. At no cost to us we intend to advertise our services in free trade listings, free industry publications and free web site listings as our main focus for attracting new clients. We do not have a narrow focus on any one client industry, but rather have a wide open approach to any field. Capital will also be provided by clients and paid directly to suppliers on terms offered by the supplier. In addition to increasing our product design offerings, we intend to introduce distribution channels and increase our client list making our services more widely available in additional markets. This strategic vision will evolve as necessitated by the clients we are able to attract. Assuming we attract a new client in the childrens toy industry, we will design based on younger bolder images and colour with marketing geared to the younger generation. If we attract an aftermarket automotive performance client, the design will reflect current automotive trends and colours with speed and aesthetics primary direction. A household product may be more discriminating and subdued. Each object may require a different direction from the design, however comparable processes exist for prototyping and presenting the object to market. Dependant on the client attracted, we will have differing costs, contacts and direction. The cost to design, prototype and prepare for manufacturing could be thousands of dollars, while an international launch for a major item could be millions. Our company will bill clients on a weekly or monthly basis for the design work completed throughout the process. Milestones for a project ranging from completed prototypes, to packaging layout, to complete production and assembly of multiple items are possible.
The more detailed, the longer the process runs and the more billable services we can provide.

Results of Operations for the three and six months ended June 30, 2010 and the periods from inception (April 3, 2009) to June 30, 2009 and 2010.

REVENUES

For the three and six months ended June 30, 2010, and the period from inception (April 3, 2009) through June 30, 2010, we generated $21,000 revenue and earned $0 revenue for the period from inception (April 3, 2009) to June 30, 2009.

We earned $21,000 of revenue from a contract for design consultation.
We are completely dependent upon the willingness of our management to fund our initial operations by way of loans from our Chief Executive Officer.

COSTS OF GOODS SOLD

We did not incur cost of sales for the three and six months ended June 30, 2010 or the periods from inception (April 3, 2009) to June 30, 2009 and 2010.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expense of $110,000 for the three and six month periods ended June 30, 2010 and $2,000 from inception (April 3, 2009) through June 30, 2009 can be primarily be attributed to our need to pay for incorporation costs and services. We incurred $110,000 of consulting expenses for business and software development and design, graphics arts, accounting, bookkeeping and technical services. These consultants were paid in full by 11,000,000 shares of our common stock for their services.

NET INCOME/LOSS

Our net income for the three and six month periods ended June 30, 2010 and 2009 was $161,250 and we incurred a net loss of $2,000 from inception
(April 3, 2009) through June 30, 2009. For the three and six month period ended June 30, 2010, we had a net operating loss of $89,000. This is due to costs associated with our incorporation and consulting services as described above. In addition, for the six month period ended June 30, 2010, we experienced a gain on settlement of accounts receivable of $336,000. This gain was due to receiving 21,000,000 unregistered shares of common stock of Metro One Development, Inc. ("Metro One") on May 3, 2010 to settle a $21,000 accounts receivable balance due to us. On May 3, 2010, Metro One's closing price was $0.02 per share. To determine the fair value of the Metro One shares received we further adjusted the closing price by 15%, since the shares received are unregistered.

LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY

Currently, the Company does not have cash or cash equivalents, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has retained earnings (deficit) accumulated during development stage at June 30, 2010 and December 31, 2009 of $159,250 and $(2,000), respectively. The retained earnings reported at June 30, 2010 is largely a result of a non-operating gain on settlement of accounts receivable of $336,000 during the six months ended
June 30, 2010. The Company believes that similar gains are unlikely to recur in the future. These conditions led to our auditor reporting substantial doubt about our ability to continue as a going concern.

Over the next 12 months we expect to expend approximately $20,000 in cash for legal, accounting and related services. Cash used for other expenditures is expected to be minimal. We hope to be able to compensate our independent contractors with stock-based compensation, which will not require us to use our cash, although there can be no assurances that we will be successful in these efforts.

We expect to be able to secure capital through advances from our Chief Executive Officer in order to pay expenses such as organizational costs, filing fees, accounting fees and legal fees . We believe it will be difficult to secure capital in the future because we have no assets to secure debt and there is currently no trading market for our securities. We will need additional capital in the next twelve months and if we cannot raise such capital on acceptable terms, we may have to curtail our operations or terminate our business entirely.

The inability to obtain financing or generate sufficient cash from operations could require us to reduce or eliminate expenditures for developing products and services, or otherwise curtail or discontinue our operations, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If we raise additional funds through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of our common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuing stock in lieu of cash, which may also result in dilution to existing stockholders.

OPERATING CAPITAL AND CAPITAL EXPENDITURE REQUIREMENTS

We have funded our initial operations by way of issuing 20,000,000 shares of our common stock valued at $0.0001 per share to our Chief Executive Officer.
We currently have no cash to continue to fund our operations, we hope to be able to compensate our independent Contractors with approximately
$20,000 of stock-based compensation in order to further implement our business plan, which will not require us to use cash committed by our Chief Executive Officer, although there can be no assurances that we will be successful in these efforts. Our Chief Executive Officer has committed to advancing us an additional $25,000 to $30,000 for required operating costs in order to start implementing our business plan, the funds are loaned to the Company as required to pay amounts owed by the Company. As such, our operating capital is currently limited to the personal resources of our Chief Executive Officer. The loans from our Chief Executive Officer are unsecured and non-interest bearing and have no set terms of repayment. We anticipate receiving additional capital once we are able to have our securities quoted on a public exchange. Even if we find a market maker which files an application on our behalf, there is no guarantee that: (i) the application will be accepted; (ii) our stock will become quoted; or (iii) a market for our stock will develop.

OFF-BALANCE SHEET TRANSACTIONS

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.



CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants. None of our principal independent accountants have resigned or declined to stand for re-election.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a Smaller Reporting Company, as defined by Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this Item.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, positions, and offices or employments for the past five years as of September 30, 2010, of our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualified. All of the officers serve at the pleasure of our Board of Directors.

Name                            Age       Position
------------------------------------------------------------------------------
Doug Clark                      45        President, Chairman, Chief
                                          Executive Officer and Director

Robert McLean                   41        Chief Financial Officer

Grant Stummer                   44        Director

------------------------------------------------------------------------------

BOARD OF DIRECTORS

Our board of directors consists of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.

The following is information on the business experience of our directors and executive officers:

BIOGRAPHIES OF EXECUTIVE OFFICERS AND DIRECTORS

Doug Clark is our founder and has been our President, Chief Executive Officer and Chairman of the Board since April 2009. Mr. Clark worked in engineering for several mold makers before starting DC Design Inc., a successful design and manufacturing firm for 14 years, requiring him to deal with the day to day operations of that company. Mr. Clark devotes a minimum of 40% of his working time to the affairs of our Company. Mr. Clark graduated top of his class in Engineering Tool Design at George Brown College and is a current member of OACETT. Mr. Clark has created numerous automotive, medical, office and consumer projects from concept to production. Mr. Clark has also provided the necessary funds to operate the Company and continues to do so.


Robert McLean has been our Chief Financial Officer since
April 2009. Mr. McLean devotes a minimum of 25% of his working time to the affairs of our Company. Mr. McLean graduated with an honors degree from University of Toronto in 1995. Robert has worked for a brokerage firm where he had multiple roles as VP of Operations, compliance and also managed his own book of business. He completed his PDO
(Partners, Directors and Senior Officers Qualifying exam) shortly thereafter. These qualifications from the financial industry qualified Robert for the position as CFO. Mr. MacLean moved from the financial business and for the past eight years has owned Charbuster Inc., a national brand of outdoor living products.

Grant Stummer, has been our director since April 2009. Mr. Stummer is CEO of Six Points Plastics, a plastic injection tool and part manufacture since 1992 he has worked his way to co-owner of the Mississauga based company. This niche ISO9001 certified plastics company produces complex components that are used worldwide in many industries. In the last 15 years he has tripled his sales and has implemented systems that have increased his profitability as a lean manufacturer. Mr. Stummer's knowledge and contacts in the plastic industry offer our company insight and direction from the industry.

EXECUTIVE COMPENSATION


Summary Compensation Table

--------------------------------------------
Name and  Year   Base   Bonus  Dollar Value
Principal Ended  Salary          of Total
Position  December             Compensation
          31, 2009               for the
                                 Covered
                                 Fiscal
                                  Year
                   $      $        $

  (a)      (b)    (c)    (d)      (j)
--------------------------------------------

Doug Clark,
President,
Chairman,
Chief
Executive
Officer
and
Director   2009    -0-    -0-      -0-

--------------------------------------------

As of September 30, 2010, we have not paid any compensation to, or entered into any written employment agreements with our Principal Executive Officer, or any other employee. We have, however, verbally agreed with Mr. Clark that employment compensation with base salary and bonuses will be negotiated and determined once our operations begin.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

No equity awards were granted during the fiscal year ended December 31, 2009 to our named executive officer.

We do not have any qualified or non-qualified defined benefit plans or nonqualified defined contribution plans or other deferred compensation plans. There are no contracts, agreements, plans or arrangements that provide for payment to our named executive officer following or in connection with the resignation, retirement or termination of the named executive officer, a change in control of our Company, or a change in the named executive officer's responsibilities following a change in control.

DIRECTOR COMPENSATION

During the fiscal year ended December 31, 2009, we did not pay compensation to any of our directors for serving on our board. At the present time, there are no verbal or written contracts, agreements, plans or arrangements to compensate our directors for their services on our board of directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2009, Doug Clark and
Grant Stummer served as our directors. We do not have a separately standing compensation committee and our board of directors did not perform similar functions as there was no executive compensation paid from our inception on April 3, 2009 through the end of our most recently completed fiscal year ended December 31, 2009. Our board of directors performs the functions of a compensation committee, however as of September 30, 2010, the board of directors has not set any compensation.

During the fiscal year ended December 31, 2009, none of our executive officers:

  * served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire the board of directors) of another entity, one of whose executive officers served as a member of our board of directors;

  * served as a director of another entity, one of whose executive officers served as a member of our board of directors; or

  * served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire the board of directors) of another entity, one of whose executive officers served as a member of our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 30, 2010, as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) our named executive officer listed in the summary compensation table, (3) each of our directors and (4) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.


Name and Address of                         Common Shares        Percent
of Beneficial Owner (1)                     Beneficially         of Class (2)
                                            Owned
------------------------                    ----------------     ------------
Doug Clark                                    20,000,000              64.5 %

Robert McLean                                          0               -0-

Grant Stummer                                          0               -0-

Directors and executive officers
as a group (3 persons)                        20,000,000              64.5 %


(1) The address of all individual directors and executive officers is c/o Innovative Product Opportunities Inc., 730 Gana Court Mississauga, Ontario Canada L5S 1P1.

(2) The number of shares of common stock issued and outstanding on September 30, 2010 was 31,000,000 shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of June 30, 2010 and December 31, 2009, we received advances from our Chief Executive Officer, President, Chairman of the Board and founder, Doug Clark, totaling $ 0 and $2,000,respectively, to pay for incorporation costs and services. These advances were repaid with 20,000,000 shares of our common stock on April 3, 2009.

Our policy with regard to transactions with related persons or entities is that such transactions must be on terms no less favorable than could be obtained from non-related persons. The above-described transactions were conducted at arms length and on terms no less favorable than those that could be obtained from non-related person.

The above related party transactions are not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of these transactions were more favorable than would have been attained if the transactions were negotiated at arm's length.

DIRECTOR INDEPENDENCE

As of September 30, 2010, Doug Clark, and Grant Stummer serve as our directors. Mr. Clark is not an independent director. Mr. Stummer is an "independent" director, as defined under the standards of independence set forth in the NASDAQ Marketplace Rules. We intend have a market maker file an application to apply to have our common stock quoted on the Over-the-Counter Bulletin Board, or OTCBB. The OTCBB does not require that a majority of our board of directors be independent.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The members of our Board of Directors are indemnified as provided by the Delaware Statutes as well as our Certificate of Incorporation and By-laws. Our Certificate of Incorporation and our By-laws provide that members of our Board of Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

- for any breach of the director's duty of loyalty to the corporation or its stockholders;

- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- under Section 174 of the General Corporation Law of the State of Delaware (relating to distributions by insolvent corporations); or

- for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and By-laws also provide that we may indemnify our directors and officers to the extent required by Delaware law and shall indemnify such individuals to the extent permitted by Delaware law. Under the Delaware General Corporation Law, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our Certificate of Incorporation and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Certificate of Incorporation or By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Certificate of Incorporation and By-laws, Delaware law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.



Dealer Prospectus Delivery Obligation

Until [90 days from the date of effectiveness], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments.


The information in this prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the issuance and distribution of the securities registered under this prospectus are denoted below. Please note that all amounts are estimates other than the Commission's registration fee.

                                                   Amount to Be paid

        SEC Registration Fee                                $     17
        Printing and Edgarizing expenses                    $  1,500
        Legal fees and expenses                             $ 16,000
        Accounting fees and expenses                        $  5,000
        Transfer agent                                      $    500
        Stock certificates                                  $    300
        Miscellaneous                                       $    800

        Total                                               $ 24,117

We will pay all expenses of the offering listed above from cash advanced by our executive officers. No portion of these expenses will be borne by the selling stockholders.

RECENT SALES OF UNREGISTERED SECURITIES

On April 3, 2009, we issued 20,000,000 shares of our common stock to our founder, Doug Clark, for incorporation costs and services totaling $2,000.

We issued 1,000,000 shares of common stock to Nadav Elituv on May 14, 2010 in exchange for software development services related to interactive displays valued at $10,000.

We issued 1,000,000 shares of common stock to The Cellular Connection, Ltd. on May 14, 2010 in exchange for business development services related to going public valued at $10,000. Stuart Turk, as the principal owner of The Cellular Connection, Ltd., has voting and dispositive control over these shares.

We issued 1,000,000 shares of common stock to Bradley Southam on May 14, 2010 in exchange for graphic arts development services related to interactive displays valued at $10,000.

We issued 1,000,000 shares of common stock to Evan Schwartzberg on May 14, 2010 in exchange for accounting and bookkeeping services valued at $10,000.

We issued 1,000,000 shares of common stock that we issued to Brett W. Gold on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

We issued 1,000,000 shares of common stock to Al Kau on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

We issued 1,000,000 shares of common stock to Larry Burke on May 14, 2010 in exchange for design and technical services related to potential customer usage valued at $10,000.

We issued 1,000,000 shares of common stock to Aaron Shrira on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

We 1,000,000 shares of common stock to
Danielle Goose on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

We issued 1,000,000 shares of common stock to William Reil on May 14, 2010 in exchange for introducing us to potential customers valued at $10,000.

We issued 1,000,000 shares of common stock to Metro One Development, Inc. in trust on May 14, 2010 in exchange for technical knowledge on its interactive displays valued at $10,000.


The securities issued in the foregoing transactions were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

Exhibit
Number  Description

 3.1    Certificate of Incorporation, dated April 3, 2009 (included as
        Exhibit 3.1 to the Form S-1 filed June 22, 2010, and incorporated herein by reference).


 3.2 Bylaws, dated April 3, 2009 (included as Exhibit 3.2 to the Form S-1 filed June 22, 2010, and incorporated herein by reference).

 4.1 Specimen Stock Certificate (included as Exhibit 4.1 to the Form S-1 filed June 22, 2010, and incorporated herein by reference).

 5.1    Legal opinion of Gersten Savage LLP (filed herewith)

10.1    Innovative Product Opportunities Inc. Trust Agreement (included as
        Exhibit 10.1 to the Form S-1 filed June 22, 2010, and incorporated herein by reference).

23.1 Consent of De Joya Griffith & Company, LLC, independent registered public accounting firm (filed herewith).

23.2    Consent of Gersten Savage LLP(incorporated in Exhibit 5.1).
____________


Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.


UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)
         (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser:

     (i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (Section 230.424(b)(3) of this chapter) shall be deemed to be part of the registration as of the date the filed prospectus was deemed part of and included in the registration statement; and

        (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
            (b)(5), or (b)(7) (Section230.424(b)(2), (b)(5), or (b)(7) of
            this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (Section230.415(a) (1)(i),
            (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in this prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) If the Company is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.




SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario, Canada, on September 30, 2010.



                                    Innovative Product Opportunities Inc.

                                    By: /s/ Doug Clark
                                    ---------------------
                                            Doug Clark
                                            Principal Executive Officer,
                                            President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature               Title                                        Date

/s/ Doug Clark                                                   09/30/10
-----------------------                                          ---------------
    Doug Clark         Principal Executive Officer,
                       President and Chairman of the Board

/s/ Robert McLean                                                09/30/10
-----------------------                                          ---------------
    Robert McLean      Chief Financial Officer, Principal
                       Accounting Officer


/s/ Grant Stummer                                                09/30/10
-----------------------                                          ---------------
    Grant Stummer      Director